HARRIS N.A.

                              THE HARRIS BANK N.A.

                       HARRIS INVESTMENT MANAGEMENT, INC.

                                HIM MONEGY, INC.


                        STANDARDS OF BUSINESS CONDUCT AND
                        CODE OF ETHICS FOR INVESTMENT AND
                              MUTUAL FUND PERSONNEL



                 AS RESTATED AND ADOPTED EFFECTIVE JULY 11, 2005

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TABLE OF CONTENTS


I.           Introduction....................................................1
II.          General Policy..................................................1
III.         Standards of Business Conduct...................................1
IV.          Use of Confidential Information and Insider Information.........2
             A.   Confidential Information...................................2
             B.   Inside Information.........................................3
V.           Definitions.....................................................4
             A.   Advisory Person............................................4
             B.   Automatic Investment Plan..................................5
             C.   Beneficial Ownership.......................................6
             D.   Client.....................................................6
             E.   Compliance Committee.......................................6
             F.   Covered Person.............................................6
             G.   Covered Security...........................................7
             H.   Designated Reporting Person................................8
             I.   Federal Securities Laws....................................8
             J.   Funds......................................................9
             K.   Immediate Family Member....................................9
             L.   Initial Public Offering or IPO.............................9
             M.   Limited Offering...........................................9
             N.   Personal Securities Transactions...........................9
             O.   Portfolio Person...........................................9
             P.   Supervised Person..........................................9
             Q.   Working Lists Securities..................................10
VI.          Personal Trading and Restrictions on Activities................10
             A.   Execution of Personal Securities Transactions.............10
             B.   Pre-clearance.............................................10
VII.         Blackout Periods...............................................11
VIII.        Interested Transactions........................................12
IX.          Special Pre-Clearance Procedures for Initial Public Offerings..13
X.           Special Pre-Clearance Procedures for Limited Offerings.........13
XI.          Short-Term Trading Profits.....................................14
XII.         Gifts..........................................................14
XIII.        Service as a Director..........................................15
XIV.         Exempt Transactions............................................15
XV.          Reporting Requirements.........................................16
             A.   Disclosure of Personal Holdings and Accounts..............16
                  1. Initial Holdings Reports...............................16
                  2. Annual Holdings Reports................................16
                  3. Quarterly Transaction Reports..........................17
             B.   Exceptions from Reporting Requirements....................18
             C.   Delivery of Code and Certification of Compliance..........18
             D.   Reports to the Funds' Board...............................19
             E.   Review by the Funds' Board................................19
             F.   Review Procedures.........................................19
XVI.         Sanctions......................................................19
XVII.        Recordkeeping..................................................20
XVIII.       Confidentiality................................................20
XIX.         Whistleblowing.................................................21
XX.          Other Laws, Rule and Statements of Policy......................21
XXI.         Further Information............................................21


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Attachment A................................................................22
Attachment B................................................................23
Attachment C-1..............................................................24
Attachment C-2..............................................................25
Attachment D................................................................26


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 STANDARDS OF BUSINESS CONDUCT AND CODE OF ETHICS FOR INVESTMENT AND MUTUAL FUND
                               PERSONNEL ("CODE")

I.       INTRODUCTION

         This Code establishes standards for business conduct and personal securities activities of Covered Persons(1) of Harris N.A. and The Harris Bank N.A. (collectively, "Bank"), HIM Monegy, Inc. ("Monegy"), and Harris Investment Management, Inc. ("HIM"), (together and, as the context may imply, individually "Harris").

         This Code is adopted in order to comply with Rule 17j-1 under the Investment Company Act of 1940, as amended, ("40 Act"), and Rule 204A-1 under the Investment Advisers Act of 1940 ("Advisers Act").(2)

II.      GENERAL POLICY

         Harris seeks to comply with all laws, including the Federal Securities Laws. Consistent with this policy, Harris intends to monitor, to the extent practicable and as provided for under this Code, the relevant securities-related activities of Covered Persons.

         Each Covered Person is to read, understand, and follow this Code and is to certify as to having done so. See Attachment D containing the certification. Although not a part of this Code, employees are reminded of their obligations under other policies and directives of BMO Financial Group (Bank of Montreal) and Harris Financial Corporation, including Bank of Montreal's First Principles and Code of Business Conduct.

III.     STANDARDS OF BUSINESS CONDUCT

         A. IN GENERAL. Covered Persons must:

                  1. Put Client interests ahead of Harris', i.e., conduct themselves on Harris' behalf in the manner required of fiduciaries.

                  2. Conduct all Personal Securities Transactions consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of a position of trust and responsibility.

                  3.       Not take inappropriate advantage of their positions.

                  4.       Comply with applicable Federal Securities Laws.


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(1)      The meanings attributed to capitalized terms are, unless otherwise noted, found in Section V. Definitions.

(2)      See 17 C.F.R. ss. 270.17j-1 and 17 C.F.R. ss. 275.204A-1, hereinafter
         Rule 17j-1 and Rule 204A-1, respectively. Harris Insight Funds Trust has adopted a separate code of ethics, pursuant to Rule 17j-1 that is applicable to certain persons who are not covered by this Code.

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                  5.       Promptly report any violations, by themselves or by
                           others, of the Code to the appropriate Designated Reporting Person

         B. FRAUDULENT CONDUCT. All Covered Persons are reminded that it is unlawful, directly or indirectly, in connection with securities-related and advisory-related activities:

                  1.       To employ any device, scheme, or artifice to defraud;

                  2. To make any untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; or

                  3. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any person.

IV.      USE OF CONFIDENTIAL INFORMATION AND INSIDER INFORMATION

         A.       CONFIDENTIAL INFORMATION

                  1. Covered Persons may, in the course of their employment, learn confidential information concerning Harris, its advisory clients (including the Funds), and various other matters. "Confidential information" means all information that is not publicly available and includes, but is not limited to:

                  o        the composition of client portfolios;

                  o        client financial information;

                  o        corporate financial activity;

                  o        client lists;

                  o        securities candidates and working lists;

                  o        investment models, methods, processes, and formulae;
                           and

                  o certain records, procedures, systems, pending research recommendations, software, and other proprietary information.

                  2. Information is confidential until publicly disseminated.

                  3. All Covered Persons must realize that the proper treatment of confidential information is fundamental to preserving the integrity of Harris' advisory function. Accordingly, and in addition to any other restrictions and requirements imposed by Harris, Covered Persons shall not:

                           (i) disclose, directly or indirectly, any
                  confidential information to anyone other than to the client to whom the information pertains, authorized persons of Harris (including the chief compliance officer of the Funds, who may disclose information which pertains to the Funds to the Funds' trustees), authorized professional advisers (such as our attorneys and accountants)



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                  and agents who need such information in order to discharge their professional duties, or

                           (ii) use, directly or indirectly, any confidential
                  information for their personal benefit, e.g., front-running Client transactions.

                  4. Given the importance of confidentiality to Harris' business, each Covered Person should refrain from discussing Harris' business, investments, client relationships, and any matters relating to investments for or by clients (including the Funds) unless such Covered Person is absolutely certain that such discussions would not breach any confidentiality obligations.

                  5. Any breach of the above confidentiality requirements may result in disciplinary action against the guilty employees and may constitute a violation of law.

                  6. The requirement for confidential treatment of information shall not apply to the extent such information is legally required to be disclosed, e.g., when duly requested by regulatory authorities or by a court or applicable legal forum.

         B.       INSIDE INFORMATION

         1. IN GENERAL. Insider trading is prohibited by the Federal Securities Laws, including the Securities Exchange Act of 1934 and the Insider Trading and Securities Fraud Enforcement Act of 1988, the latter being specifically applicable to investment advisers and broker-dealers and otherwise applicable to any entity with access to inside information. Such organizations have an affirmative statutory obligation to establish and enforce written policies and procedures that are reasonably designed to prevent the misuse of inside information. Substantial criminal and civil penalties can be imposed for failing to meet these standards.(3)

         2. DEFINITION OF "INSIDER TRADING." Although no precise definition of insider trading exists, the term is generally understood as referring to the purchase or sale of securities while in possession of material, non-public information (i.e., information not available to the general public but important to an investor in making a decision to buy or sell a security). Insider trading also includes making such information available ("tipping") to others who may trade based on that information.

         The laws governing insider trading by an employee cover trades made not only for the employee's own account but for the accounts of his family members (including spouse, minor children, and adults living in the same household), accounts under the control of the employee or any family member, and accounts (including trusts) in which the employee or any family member has Beneficial Ownership (as defined below).


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(3)      Criminal penalties for insider trading violations by individuals are a maximum of 10 years in prison or a $1,000,000 fine for each violation, or both. Criminal penalties for violations by non-natural persons are a maximum of $2,500,000 for each violation. Control persons may be liable for treble civil damages if the control person knew of a violation or recklessly failed to enforce insider trading policies or procedures which permitted a violation to occur.


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         These descriptions do not catalogue the many different types of information that can be construed as material and nonpublic. Rather than attempting to make such determinations on their own, employees who receive significant nonpublic information about an issuer should immediately seek the advice of a Reporting Person (as defined below).

V.       DEFINITIONS

         A.       ADVISORY PERSON

                  1.       "Advisory Person" means

                           a. any Supervised Person or any director (or other
                  person occupying a similar status or performing similar functions), officer, or employee of the Bank,(4) Monegy, or HIM (or of any company in a control relationship to the Bank, Monegy, or HIM), who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding purchases or sales of Covered Securities for Clients, or the portfolio holdings of any Client, or whose functions relate to the making of any recommendations with respect to such purchases and sales; and

                           b. any natural person in a control relationship to
                  the Bank, Monegy, or HIM who obtains information concerning recommendations made to the Clients or to any accounts of Clients of the Private Bank division of the Bank, Monegy, or HIM with regard to the purchase or sale of Covered Securities.

                  2.       "Advisory Person" does not include

                           a. a person who normally assists in the preparation
                  of public reports or who receives public reports but who receives no information about current recommendations or trading concerning Covered Securities for Client accounts; and

                           b. officers of the Funds covered under a Fund's code
                  of ethics adopted pursuant to Rule 17j-1.

                  3. A list of all Advisory Persons as of the date of adoption of this Code is attached as Attachment B, which attachment will be updated at least annually by the Bank, Monegy and HIM.

         B.       AUTOMATIC INVESTMENT PLAN


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(4)      The Bank may be an Advisory Person of the Funds by virtue of its control relationship to HIM, the investment adviser, as "control" is defined in Section 2(a)(9) of the 1940 Act. Cf. Rule 17j-1(a)2)(i). To the extent any employee of an affiliate of the Bank, HIM, or Monegy performs duties enumerated for Advisory Persons, that employee shall be subject to this Code.


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                  "Automatic Investment Plan" means a program, including a
         dividend reinvestment plan, in which regular periodic investments or withdrawals are made automatically in or from investment accounts in accordance with a predetermined schedule and allocation.

         C.       BENEFICIAL OWNERSHIP

                  1. "Beneficial Ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and Rule 16a-1(a)(2) thereunder, except that the determination of Beneficial Ownership shall apply to all securities that a Covered Person owns or acquires.

                  2. PRESUMPTION OF BENEFICIAL OWNERSHIP. A Covered Person should consider himself or herself as having Beneficial Ownership of securities held by an Immediate Family Member or held by other persons by reason of any contract, arrangement, understanding or relationship that provides the Covered Person with direct or indirect pecuniary interest in the equity securities.

                  3. The presumption that a Covered Person enjoys Beneficial Ownership of securities held by an Immediate Family Member may be rebutted by evidence that the Compliance Committee in its discretion finds sufficient.

         D.       CLIENT

                  "Client" means anyone for whom investment management or advice is provided by Harris, including the Funds and, unless the context requires otherwise, prospective clients.

         E.       COMPLIANCE COMMITTEE

                  "Compliance Committee" means a committee comprised of all Designated Reporting Persons, an executive vice president or a senior vice president of the Bank, a designee of the Bank's general counsel, and an officer of HIM in addition to its chief compliance officer. Other than those serving ex officio, the members of the Compliance Committee shall be appointed annually by the Harris Financial Corp. Fiduciary and Investment-Related Activities Risk Management Committee.


         F.       COVERED PERSON

                  1. "Covered Person" means:

                           a. with respect to Monegy or HIM, any Advisory
                  Person, director, officer, or partner;

                           b. with respect to the Bank, any Advisory Person.


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                  2. "Covered Person" does not include any person subject to a code of ethics adopted:

                           a. under Rule 17j-1, Rule 204A-1, or Section 15(f) of
                  the Securities Exchange Act of 1934; and

                           b. by (i) the boards of the Funds,(ii) any adviser to
                  the Harris Insight Funds other than HIM or Monegy, or (iii) any principal underwriter to the Funds.

                  3. A list of all Covered Persons as of the date of adoption of this Code is attached as Attachments C-1 and C-2 which will be updated at least annually by the Bank, Monegy, and HIM.

         G.       COVERED SECURITY

                  1. "Covered Security" has the same meaning of "security" under
         Section 2(a)(36) of the 40 Act, as amended and interpreted from time to time. The "PURCHASE OR SALE OF A COVERED SECURITY" includes, among other things, the buying or writing of an option to purchase or sell a Covered Security.

                  2. Unless otherwise noted, "Covered Security" includes shares of the Funds.

                  3. "Covered Securities" does not include the following instruments, transactions in which are not subject to the pre-clearance, blackout, or reporting provisions of this Code:

                  a.       direct obligations of the Government of the United
                           States;

                  b.       bankers' acceptances;

                  c.       bank certificates of deposit;

                  d. high-quality, short-term debt instruments, including repurchase agreements;

                  e.       commercial paper;

                  f. shares of the Harris Insight Money Market Fund, Harris Insight Government Money Market Fund, and Harris Insight Tax Exempt Money Market Fund;

                  g. shares of registered open-end investment companies other than investment companies for which HIM or Monegy or any of its affiliated persons serve as investment adviser (as defined in Section 2(a)(20) of the 1940 Act) or principal underwriter; and

                  h. shares of unit investment trusts that invest exclusively in one or more open-end investment


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                           companies other than investment companies for which
                           HIM or Monegy or any of its affiliated persons serve as investment adviser (as defined in Section 2(a)(20) of the 1940 Act) or principal underwriter.


                  4. As circumstances warrant for the equitable administration of this Code, the Compliance Committee may construe the definition of Covered Security, on a case-by-case basis as matters are formally presented to it, to take into account the exemptions and exclusions from the definition of "security" adopted by the Securities and Exchange Commission under the Federal Securities Laws.

         H.       DESIGNATED REPORTING PERSON

                  1. "Designated Reporting Person" means each of the chief compliance officers of the Harris Insight Funds, Bank, Monegy, and HIM, and his or her designee.

                  2. Except as provided herein, the "appropriate Designated Reporting Person" means a Designated Reporting Person (and his or her designee) responsible for the Harris entity for which the Covered or Advisory Person primarily performs duties.

         I.       FEDERAL SECURITIES LAWS

                  "Federal Securities Laws" means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to registered investment companies and investment advisers, and any applicable rules adopted thereunder by the Securities and Exchange Commission or the Department of the Treasury.

         J.       FUNDS

                  "Funds" means any investment companies, or series of companies, registered under the 1940 Act and advised or sub-advised by HIM or Monegy.

         K.       IMMEDIATE FAMILY MEMBER

                  "Immediate Family Member" means, with respect to a person, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, brother-in-law, sister-in-law (including these relationships by virtue of adoption) sharing that person's household.

         L.       INITIAL PUBLIC OFFERING OR IPO


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                  "Initial Public Offering" or "IPO" means an offering of
         securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

         M.       LIMITED OFFERING

                  "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) of that Act or pursuant to rule 504, rule 505, or rule 506 under the Securities Act of 1933.

         N.       PERSONAL SECURITIES TRANSACTIONS

                  "Personal Securities Transactions" mean transactions in Covered Securities, unless defined more restrictively herein, in which a person has (at the time of sale or redemption) or acquires (upon purchase) Beneficial Ownership.


         O.       PORTFOLIO PERSON

                  "Portfolio Person" means any Covered Person who, in connection with his or her regular functions or duties, has access to specific information (e.g., as to timing and issuer) regarding the purchase or sale of securities by the Funds.

         P.       SUPERVISED PERSON

                  "Supervised Person" means any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of Monegy or HIM, and any other person who provides investment advice on behalf of Monegy or HIM and who is subject to the supervision and control of either of these investment advisers.

         Q.       WORKING LISTS SECURITIES

                  "Working Lists Securities" means securities, on Harris' then-current research databases, which, as a result of analysis, are designated for purchase, sale, holding, or watching.


VI.      PERSONAL TRADING AND RESTRICTIONS ON ACTIVITIES

         A.       ACCOUNTS FOR THE EXECUTION OF PERSONAL SECURITIES TRANSACTIONS

                  1. All Personal Securities Transactions of Covered Persons must be conducted through accounts that have been identified in writing to the appropriate Designated Reporting Person. Each such account must be set up to deliver duplicate copies of all confirmations and account statements to that Designated Reporting Person. No exceptions will be made to this provision.


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                  2. Personal Securities Transactions in shares of the Funds may be placed only through:

                  a.       Harrisdirect LLC, or

                  b. an account with a broker other than Harrisdirect LLC that has been identified to and approved by a Designated Reporting Person, or

                  c.       an account with the transfer agent for the Funds.(5)

                  3. Fund shares held through an employer-sponsored employee benefit plan required to be maintained by a third-party administrator are exempt from the direction requirement set forth in subsection A.2. above.

         B.       PRE-CLEARANCE

                  1. Personal Securities Transactions (except for those in shares of the Funds) by a Covered Person and Personal Securities Transactions (including those in shares of the Funds) by a Portfolio
         Person:

                           a. must be approved in advance by the appropriate Designated Reporting Person; and

                           b. completed no later than the close of regular trading on the New York Stock Exchange on the business day after the approval is received.

                  2. The appropriate Designated Reporting Person may rescind such approval if such rescission is communicated to the Covered or Portfolio Person so that he or she has sufficient time to cancel execution.

                  3. Any pre-clearance approval will be provided in writing to the Covered or Portfolio Person to memorialize any oral authorization that may have been granted.

                  4. Pre-clearance approval will expire at the close of regular trading on the New York Stock Exchange on the business day after the date on which approval is received. A Covered or Portfolio Person, still desiring execution of such transaction, is required to obtain another pre-clearance for the transaction if the trade is not completed before the expiration of the pre-clearance approval period.

                  5. If a Personal Securities Transaction has received pre-clearance approval but has not been executed prior to the expiration of the pre-clearance approval period, the Covered or Portfolio Person who requested pre-clearance shall report the non-execution to the Designated Reporting Person who granted the


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(5)      In the case of the Harris Insight Funds, the "transfer agent" for these purposes is PFPC, Inc.


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         approval no later than the close of business on the trading day after the approval expired.

                  6. Personal Securities Transactions by a Designated Reporting Person who is also a Covered or Portfolio Person may not be executed without pre-clearance approval from another Designated Reporting Person, provided the latter has not reporting relationship to the former.

VII.     BLACKOUT PERIODS

         A. FOR ACTIVE CLIENT SECURITIES. No Covered Person shall knowingly effect a Personal Securities Transaction (except for those in shares of the Funds):

                  1. on a day during which a Client account has a pending "buy" or "sell" order in that same security, until that order is executed or withdrawn; or

                  2. when the same security is being actively considered by the investment adviser or investment sub-adviser for purchase or sale for any Client account. A purchase or sale of a security is being "actively considered" when a recommendation to purchase or sell has been made for a Client account and is pending.

         B. DURING REOPTIMIZATIONS. No Advisory Person shall effect a Personal Securities Transaction (except for those in shares of the Funds) when he or she knows or has reason to know that such Covered Security is under consideration for purchase or sale in a Client account:

                  1. from the time of dissemination of the output of any Harris investment model until the time of publication of the final list of pending transactions based upon the investment model; and

                  2. from the time of publication of the final list of pending transactions based upon the Harris investment model until seven calendar days after a Client account has completed its transactions in that security.

         C. UPON ANALYST UPDATES. No Covered Person who is an analyst, with regard to any security the analyst follows, shall, without the approval of the appropriate Designated Reporting Person, purchase or sell any security within 30 calendar days before or seven calendar days after the analyst issues or publishes an update of any research notes, current comments, ratings changes, etc., concerning that security. Such analyst may not purchase or sell a security in a manner inconsistent with the recommendations made by the analyst in his or her most recent research report.

VIII.    INTERESTED TRANSACTIONS

         A. No Advisory Person shall knowingly recommend any securities transactions for the Funds without having disclosed his or her interest, if any, in such securities or the issuer thereof to a Designated Reporting Person, including without limitation:


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                  1.       Any Beneficial Ownership of any securities of such
                           issuer;

                  2. Any contemplated transaction by such Advisory Person in any securities of such issuer;

                  3. Any official or unofficial position of the Advisory Person or Immediate Family Member of the Advisory Person with such issuer or its affiliates; and

                  4. Any present or proposed business relationship between such issuer or its affiliates and such Advisory Person or Immediate Family Member of the Advisory Person or any party in which such Advisory Person or Immediate Family Member of the Advisory Person has a significant interest.

         B. In accordance with NASD Conduct Rule 2711 and NYSE Rule 472, no Covered Person who is an analyst may purchase or receive pre-IPO securities from a company engaged in the industry that the analyst covers.

IX.      SPECIAL PRE-CLEARANCE PROCEDURES FOR INITIAL PUBLIC OFFERINGS

         No Covered Person may knowingly acquire securities in an IPO unless:

                  a. Such transaction otherwise complies with all other provisions of this Code and NASD Rule 2790;

                  b. The Covered Person has no responsibility for any Client account that is authorized to invest in IPOs;

                  c. The Covered Person has submitted for review by the appropriate Designated Reporting Person full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Covered Person's activities on behalf of any Client account); and

                  d. The Designed Reporting Person has (i) concluded (after having reviewed the details supplied by the Covered Person, received the written certification, and consulted with other Harris investment advisory personnel) that no Client accounts have a foreseeable interest in purchasing such securities and (ii) granted approval.

X.       SPECIAL PRE-CLEARANCE PROCEDURES FOR LIMITED OFFERINGS

         No Covered Person shall knowingly acquire any securities in a Limited Offering unless:

         a. Such transaction otherwise complies with all other provisions of this Code;

         b. The Covered Person has submitted for review by the appropriate Designated Reporting Person full details of the proposed transaction (including written



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                  certification that the investment opportunity did not arise by virtue of the Covered Person's activities on behalf of any Client account); and

         c. The Designed Reporting Person has (i) concluded (after having reviewed the details supplied by the Covered Person, received the written certification, and consulted with other Harris investment advisory personnel) that no Client accounts have a foreseeable interest in purchasing such securities and (ii) granted approval.

XI.      SHORT-TERM TRADING PROFITS

         A. No Covered Person shall knowingly profit from the purchase and sale, or sale and purchase within a 60-day calendar period of the same (or equivalent) Working Lists Securities of which such Covered Person has Beneficial Ownership. Any profit so realized shall be paid over to a charitable organization of the Compliance Committee's choosing.

         B. Notwithstanding the foregoing and provided that at least two Designated Reporting Persons (neither of which report to the other) approve any exception granted pursuant to this section, a Covered Person may be permitted to retain profits that result from a purchase or sale that occurs as a consequence of circumstances not foreseen at the time of the initial sale or purchase transaction, e.g., a "sale" pursuant to a tender offer for securities purchased without knowledge of the impending tender offer within 60 calendar days of the required tender date. The prohibition on short-term trading profits shall not apply to transactions effected to close out a pre-existing hedge position within 60 calendar days of the date on which such position was established.

XII.     GIFTS

         No Covered Person shall accept or provide a gift of more than de minimis value from or to any person or entity that does business with, or seeks to do business with, the Funds. For purposes of this prohibition, de minimis value is considered to be a value of $100 or less. . No Covered Person shall provide or accept any business or other entertainment that is in any way excessive or frequent. Any business or other entertainment shall only be permitted if the Covered Person shall be in attendance and it is for business purposes. All such business entertainment provided or accepted shall be reported as required to the Designated Reporting Person.

XIII.    SERVICE AS A DIRECTOR

         No Covered Person, other than an individual who is a Covered Person solely because such individual is a member of the board of directors of Monegy or HIM, shall serve on the board of directors of any publicly-traded company without prior written authorization from the Compliance Committee based upon a determination that such board service would be consistent with the interests of the Funds and their shareholders.

XIV.     EXEMPT TRANSACTIONS

         The prohibitions described in Sections VI.B. (Pre-Clearance), VII. (Blackout Periods), and XI. (Short-Term Trading Profits) shall not apply to:


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

                  a. Securities purchases or sales effected in any account over which the Covered Person has no direct or indirect influence or control;

                  b. Securities purchases or sales over which neither the Covered Person nor the Funds have control;

                  c. Purchases that are part of an automatic dividend reinvestment plan;

                  d. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from the issuer, and sales of such rights so acquired;

                  e. Cumulative purchases or cumulative sales (but not both a purchase and a sale) within a seven-day period of up to 200 shares of securities issued by any company with a market capitalization in excess of $1 billion. (See Section XV.A.5. for special reporting provisions for these kinds of transactions);

                  f. Subject to the advance written approval which shall be retained, by the appropriate Designated Reporting Person, purchases or sales which are permissible in the opinion of the appropriate Designated Reporting Person if he or she determines after appropriate inquiry that the transaction is consistent with the fiduciary duty owed to Clients and is not potentially harmful to Clients because: (i) it does not conflict with any known pending or contemplated securities transaction for any current Client and (ii) the decision to purchase or sell the security is not the result of information obtained in the course of the subject person's relationship with a Client or Harris; or

                  g. Transactions in options on a securities index and transactions in exchange-traded, synthetic index securities or funds (ETFs), e.g., SPDRs and Webs.

XV.      REPORTING REQUIREMENTS

         A.       DISCLOSURE OF PERSONAL HOLDINGS, TRANSACTIONS, AND ACCOUNTS

                  1. INITIAL HOLDINGS REPORTS. No later than 10 business days after becoming a Covered Person, such person shall disclose holdings of Covered Securities in which the Covered Person has Beneficial Ownership to the appropriate Designated Reporting Person in a report containing the following information (which information must be current as of a date no more than 45 calendar days prior to the date the person becomes a Covered Person):

                  a.       The name of the Covered Person;

                  b. The title and type of security, the ticker symbol or CUSIP number (as applicable), number of shares and principal amount of each security;


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

                  c. The name of any broker, dealer, or bank with whom the Covered Person maintains an account; and

                  d.       The date that the report is submitted by the Covered
                           Person.

                  2. ANNUAL HOLDINGS REPORTS. Each Covered Person shall submit to the appropriate Designated Reporting Person no later than February 1 of each year an annual report of holdings of Covered Securities in which the Covered Person has Beneficial Ownership current as of a date no more than 45 calendar days before the annual report is submitted, with the following information:

                  a.       The name of the Covered Person;

                  b. The title and type of security, the ticker symbol or CUSIP number (as applicable), number of shares and principal amount of each security;

                  c. The name of any broker, dealer, or bank with whom the Covered Person maintains an account; and

                  d.       The date that the report is submitted by the Covered
                           Person.

                  3. QUARTERLY TRANSACTION REPORTS. Each Covered Person must submit to the appropriate Designated Reporting Person a quarterly transaction report no later than 30 calendar days after the end of any calendar quarter in which occurred all Personal Securities Transactions in a Covered Security and all accounts in which the Covered Person had any Beneficial Ownership (unless the "Exceptions from Reporting Requirements" below apply). The quarterly report must contain the following information:

                  a.       The name of the Covered Person;

                  b. The date of the transaction, the title and type of security, the tickler symbol or CUSIP member (as applicable), interest rate and maturity date (if applicable), the number of shares, and the principal amount of each security;

                  c. The nature of the transaction (i.e., purchase, sale, gift, or any other acquisition or disposition);

                  d.       The price at which the transaction was effected;

                  e. The name of the broker, dealer or bank with or through which the transaction was effected and, for new accounts, the date the account was established; and

                  f.       The date that the report is submitted by the Covered
                           Person.

                  4. The Designated Reporting Person shall review the initial and annual holding reports and the quarterly transaction reports and monitor the trading patterns of Covered Persons and, as appropriate, compare the reports with the written pre-clearance authorization provided and with records of transactions for Clients.

5. Any Advisory Person who, at the time of an reoptimization of an investment model used by Harris (i.e., from the time of security selection to execution under the model), has engaged in any transaction in a Covered Security, which transaction is not required to be pre-cleared pursuant to the exclusion provided by Section XIV.e. (exemption for under 200 shares and $1 billion in market capitalization) and has not yet been reported in a quarterly report pursuant to this Section, shall provide a written report of the transaction to the appropriate Designated Reporting Person or respective chief compliance officer, disclosing the information required under Section A.3. above.

                  6. Any report submitted pursuant to this Section may contain a statement that the report shall not be construed as an admission by the Covered Person that such person has in fact any direct or indirect Beneficial Ownership in the securities to which the report relates.

         B.       EXCEPTIONS FROM REPORTING REQUIREMENTS.

                  1. No report shall be required with respect to transactions for, and Covered Securities held in, accounts over which the Covered Person had no direct or indirect influence or control, but the granting by a Covered Person of investment discretion to another person shall not be considered a lack of control by the Covered Person.

                  2. No quarterly transaction report shall be required if such report would duplicate information contained in broker trade confirmations or account statements received by the appropriate Designated Reporting Person if that Designated Person receives the confirmation or statement within 30 calendar days of the end of the applicable calendar quarter and provided that all of the required information is contained in the broker trade confirmations or account statements, or the records of the Funds or Harris. However, each Covered Person shall either confirm the accuracy of, or correct any error in, the quarterly transactions list provided to the Covered Person by the Designated Reporting Persons.

                  3. No report shall be required for transactions effected pursuant to an Automatic Investment Plan.


         C.       DELIVERY OF CODE AND CERTIFICATION OF COMPLIANCE

                  1. The Bank, Monegy and HIM, through their chief compliance officers, are each responsible for notifying their Covered Persons of their status and obligations under this Code and for providing to each of those individuals a copy of this Code and copies of amendments from time to time.

                  2. Each Covered Person shall certify annually that he or she has read and understood this Code and recognizes that he or she is subject to such Code. Further, each Covered Person shall certify annually that he or she has complied with all the requirements of the Code and that he or she has disclosed or reported all Personal Securities Transactions required to be disclosed or reported pursuant to the requirements of the Code.

                  3. Upon any amendment of the Code, each Covered Person shall provide similar certifications. A form of certification is attached to this Code as Attachment D.

         D.       REPORTS TO THE FUNDS' BOARD

                  1. At least quarterly the Bank, HIM, and Monegy shall provide a written report at a regular meeting of a Funds' board that describes any issues arising under this Code since the last report to the Funds' board, including, but not limited to, information about material violations of the Code and sanctions imposed in response to such material violations.

                  2. At least annually, the Bank, HIM, and Monegy shall certify that they have adopted procedures reasonably necessary to prevent Covered Persons from violating the Code.

                  3. HIM, Monegy, and the Bank shall require their respective chief compliance officers or designees to report quarterly to the Funds' boards any material breach of fiduciary duty and/or the Federal Securities Laws of which the respective chief compliance officer becomes aware in the course of carrying out his or her duties.

         E.       REVIEW BY THE FUNDS' BOARD

         At least annually and, in any case, within six months of adopting any material change to this Code, the Bank, HIM, and Monegy shall report to the Board of the Funds and submit for approval any recommended or previously adopted changes to this Code.

         F.       REVIEW PROCEDURES

         Harris shall institute and periodically review procedures (1) reasonably necessary to prevent violations of this Code and (2) pursuant to which appropriate management or compliance personnel review all reports required by this Code.

XVI.     SANCTIONS

         Upon discovering that a Covered Person has not complied with the requirements of this Code, a Designated Reporting Person shall submit written findings to the Compliance Committee. The Compliance Committee may impose on that Covered Person sanctions the Compliance Committee deems appropriate, including, among other things, the unwinding of the transaction and the disgorgement of profits, suspension or termination of employment, or removal from office.

XVII.    RECORDKEEPING

         A. Harris shall maintain as records:

                  1. This Code and any prior code in effect during the five years preceding the date of this Code.

                  2. A record of any violation of this Code, and of any action taken as a result of the violation.

                  3. A record of all written acknowledgements provided pursuant to Section II. for each person who is or was within the last six years, a Covered Person.

                  4. A copy of each report made by a Covered Person required by this Code, including any information pursuant to Section XV.B.2 in lieu of the quarterly reports otherwise required by this Code.

                  5. A record of all persons, currently or within the past five years, who are or were Covered Persons and who are or were responsible for reviewing the reports required in Section XV.

                  6. A copy of each report required by Section XV.D. of this Code.

                  7. A record of any decision, and the reasons supporting the decision, to approve the acquisition by Advisory Persons of securities under Sections IX., X., XI., XIV., and all other provisions granting an exception under this Code.

                  8. Any written report prepared by the Bank, HIM or Monegy concerning the subject matter of this Code.


         B. Unless otherwise required, all records maintained pursuant to this section shall be retained for six years in an easily accessible place, the first two years in an appropriate office.

XVIII.   CONFIDENTIALITY

         All information obtained from any Covered Person hereunder shall be kept in strict confidence, except that reports of securities transactions hereunder may be made available, to the extent required by law, to the Securities and Exchange Commission, any other regulator, any self-regulatory organization, or the Funds' boards.

XIX.     WHISTLEBLOWING

         A. Each Covered Person shall report any known or reasonably suspected violation of this Code to his or her respective Designated Reporting Person, to the appropriate Fund's chief compliance officer, to the Law Department of the Bank, or to the Bank's chief compliance officer, provided, however, that any report by a Covered Person of HIM or Monegy shall also be provided to the chief compliance officer of HIM or Monegy, respectively.

         B. HIM, Monegy, the Harris Insight Funds' chief compliance officer, and the Bank collectively shall designate one or more corporate ombudsmen to whom Covered Persons whose work relates to the Funds may convey concerns about Fund-related business matters that they believe implicate matters of ethics or questionable practices.

         C. HIM, Monegy, the Harris Insight Funds' chief compliance officer, and the Bank collectively shall establish procedures to investigate matters brought to the attention of the corporate ombudsman.

         D. HIM, Monegy, the appropriate Fund's chief compliance officer, and the Bank shall report matters brought to the attention of the ombudsman, along with any resolution of such matters, to the board of the appropriate Fund with such frequency as the board may instruct, but no less frequently than quarterly.


XX.      OTHER LAWS, RULE AND STATEMENTS OF POLICY

         Nothing contained in this Code shall be interpreted as relieving any Covered Person from acting in accordance with the provision of any applicable law, rule, regulation, or any other statement of policy or procedure governing the conduct of such person adopted by Harris or the Funds.

XXI.     FURTHER INFORMATION

         If any person has any questions with regard to the applicability of the provisions of this Code generally or with regard to any securities transaction or transactions such person should consult the appropriate Designated Reporting Person.

ATTACHMENT A
Portfolio Persons of
Harris N.A.
Harris Investment Management, Inc.,
and
HIM Monegy, Inc.
as of _________________________

ATTACHMENT B
Advisory Persons of
Harris N.A.
Harris Investment Management, Inc.,
and
HIM Monegy, Inc.
as of _________________________

ATTACHMENT C-1
Covered Persons of
Harris Investment Management, Inc.,
and HIM Monegy, Inc.
as of _________________________

ATTACHMENT C-2
Covered Persons of
Harris N.A.
as of ______________________

ATTACHMENT D

                                   HARRIS N.A.

                       HARRIS INVESTMENT MANAGEMENT, INC.

                                HIM MONEGY, INC.

                        STANDARDS OF BUSINESS CONDUCT AND
                   CODE OF ETHICS FOR INVESTMENT ADVISORY AND
                        MUTUAL FUND MANAGEMENT PERSONNEL


Certification


         Pursuant to the requirements of the Standards of Business Conduct and Code of Ethics for Investment Advisory and Mutual Fund Management Personnel of Harris N.A., Harris Investment Management, Inc., and HIM Monegy, Inc. ("Code"), the undersigned hereby certifies as follows:

         1.       I have read the Code.

         2.       I understand the Code and acknowledge that I am subject to it.

         3. Since the date of the last Certification (if any) given pursuant to the Code, to the best of my knowledge I have complied with all the requirements of the Code and have disclosed or reported all personal securities transactions required to be reported under the requirements of the Code.


Date:                                   ____________________________
                                        Signature

                                        ____________________________
                                        Print Name


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